Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the inclusion in this Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 of Applied Digital Solutions, Inc. and subsidiaries of our report dated September 7, 2000 relating to the financial statements of Pacific Decision Sciences Corporation and Subsidiaries for the year ended June 30, 2000. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/Rubin, Brown, Gornstein & Co. LLP

Rubin, Brown, Gornstein & Co. LLP
St. Louis, Missouri
February 7, 2002